Exhibit 8

Subsidiaries of the Registrant

Name	Jurisdiction of Incorporation	Percentage Ownership (Direct Parent)

Bayannaoer City Feishang Mining Company Limited	People’s Republic of China	100% (held by Yangpu Shuanghu Industrial Development Co., Limited)
China Coal Mining Investment Limited	Hong Kong Special Administrative Region	100% (held by Registrant)
Feishang Dayun Coal Mining Limited	Hong Kong Special Administrative Region	100% (held by Pineboom Investments Limited)
Feishang Mining Holdings Limited	British Virgin Islands	100% (held by Registrant)
Feishang Yongfu Mining Limited	Hong Kong Special Administrative Region	100% (held by Newhold Investments Limited)
FMH Corporate Services Inc.	Florida, the United States	100% (held by Registrant)
Newhold Investments Limited	British Virgin Islands	100% (held by Registrant)
Pineboom Investments Limited	British Virgin Islands	100% (held by Registrant)
Precise Space-Time Technology Limited	Hong Kong Special Administrative Region	100% (held by Registrant)
Shanghai Onway Environmental Development Co., Limited	People’s Republic of China	100% (held by Shenzhen Qianhai Feishang Environmental Investment Co., Limited)
Shaoguan Angrui Environmental Technology Development Co., Limited	People’s Republic of China	55% (held by Shanghai Onway Environmental Development Co., Limited)
Shenzhen Feishang Management and Consulting Co., Limited	People’s Republic of China	100% (held by Yunnan Feishang Mining Co., Limited)
Shenzhen New Precise Space-Time Technology Co., Limited	People’s Republic of China	100% (held by Precise Space-Time Technology Limited)
Shenzhen Qianhai Feishang Environmental Investment Co., Limited	People’s Republic of China	100% (held by Shenzhen New Precise Space-Time Technology Co., Limited)
Silver Moon Technologies Limited	British Virgin Islands	80% (held by Registrant)
Sunwide Capital Limited	British Virgin Islands	100% (held by Registrant)
Yangpu Shuanghu Industrial Development Co., Limited	People’s Republic of China	100% (held by Feishang Yongfu Mining Limited)
Yunnan Feishang Mining Co., Limited	People’s Republic of China	100% (held by Yangpu Shuanghu Industrial Development Co., Limited)
Zhejiang Xinyu Environmental Technology Co., Limited	People’s Republic of China	100% (held by Shanghai Onway Environmental Development Co., Limited)